Exhibit 99.1

Guardion Health Sciences Announces Financial Results for the Three Months and Six Months Ended June 30, 2023

Viactiv® Product Line Total Revenue Increased Approximately 6% for the Six Months Ended June 30, 2023, as Compared to the Six Months Ended June 30, 2022; Robust Growth in Amazon Sales Channel Demonstrates Positive Results of Company’s Focus on eCommerce Initiatives

HOUSTON, TEXAS – August 14, 2023 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition company that offers a portfolio of science-based, clinically-supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients, announced its financial results for the three months and six months ended June 30, 2023. The Company also provided a corporate update to stockholders.

Financial highlights for the three months and six months ended June 30, 2023 include the following (all common share and per share amounts shown below have been adjusted to reflect the 1-for-50 reverse stock split effective January 6, 2023):

●	Total revenue was $2,789,817 for the three months ended June 30, 2023, as compared to $3,275,213 for the three months ended June 30, 2022, a decrease of $485,396 or 14.8%.The decrease in total revenue was driven by reduced sales of the Viactiv® product line, which accounted for approximately 97% and 97% of the Company’s total revenue for the three months ended June 30, 2023 and 2022, respectively.Shipments of Viactiv® to retail customers were delayed in the month of June 2023 due to the short-term impact of a third-party warehouse expansion, which was fully resolved in July 2023. eCommerce logistics were unaffected by this issue. Amazon net sales for the three months ended June 30, 2023, increased by approximately 334.3% as compared to the three months ended June 30, 2022 and by approximately 124.3% as compared to the three months ended March 31, 2023.

●	Gross profit was $1,249,268 for the three months ended June 30, 2023, as compared to $1,399,544 for the three months ended June 30, 2022, a decrease of $150,276 or 10.7%.The reduction in gross profit was primarily attributable to the decrease in sales from the Viactiv® product line.

●	Gross margin for the three months ended June 30, 2023 was 44.8%, as compared to 42.7% for the three months ended June 30, 2022, an increase of 4.9%, which was driven primarily by an inventory reserve recorded in 2022.

●	Total operating expenses for the three months ended June 30, 2023 were $2,261,914, as compared to $3,111,122 for the three months ended June 30, 2022, a decrease of $849,208 or 27.3%.The variance was attributable to a combination of factors, including the amortization of intangible assets in 2022 that was no longer occurring in 2023 and reduced payroll expense and lower executive stock compensation expense.

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●	Loss from operations for the three months ended June 30, 2023 decreased to $(1,012,646), as compared to $(1,711,578) for the three months ended June 30, 2022, a reduction of $698,932 or 40.8%.

●	As a result of the aforementioned factors, and also including the non-cash gain (loss) from the change in fair value of the warrant derivative liability of $(255,300) and $5,357,600 for the three months ended June 30, 2023 and 2022, respectively, net loss was $(1,172,411) for the three months ended June 30, 2023, as compared to net income of $3,655,637 for the three months ended June 30, 2022.

●	Basic and diluted net loss for the three months ended June 30, 2023 was $(0.93) per share, as compared to basic and diluted net income of $2.97 per share for the three months ended June 30, 2022, based on 1,267,340 weighted average common shares outstanding in 2023 and 1,231,063 weighted average common shares outstanding in 2022.

Financial highlights for the six months ended June 30, 2023 include the following:

●	Total revenue was $5,975,506 for the six months ended June 30, 2023, as compared to $5,659,832 for the six months ended June 30, 2022, an increase of $315,674 or 5.6%.The increase in total revenue was driven by increased sales of the Viactiv® product line, which accounted for approximately 97% and 96% of the Company’s total revenue for the six months ended June 30, 2023 and 2022, respectively. Shipments of Viactiv® to retail customers were delayed in the month of June 2023 due to the short-term impact of a third-party warehouse expansion, which was fully resolved in July 2023. eCommerce logistics were unaffected by this issue. Amazon net sales for the six months ended June 30, 2023 increased by approximately 647.8% as compared to the six months ended June 30, 2022.

●	Gross profit was $2,584,570 for the six months ended June 30, 2023, as compared to $2,496,001 for the six months ended June 30, 2022, an increase of $88,569 or 3.5%.The increase in gross profit was primarily attributable to the increase in sales from the Viactiv® product line.

●	Gross margin for the six months ended June 30, 2023 was 43.3%, as compared to 44.1% for the six months ended June 30, 2022, a decrease of 0.8%, which was driven primarily by higher short-term fulfillment costs to accelerate initial product setup on Amazon in the three months ended March 31, 2023. Amazon fulfillment costs were lower for the three months ended June 30, 2023, as compared to the three months ended March 31, 2023.

●	Total operating expenses for the six months ended June 30, 2023 were $5,061,223, as compared to $6,827,627 for the six months ended June 30, 2022, a decrease of $1,766,404 or 25.9%. The variance was attributable to a combination of factors, including the amortization of intangible assets in 2022, reduced payroll expense, insurance, and professional fees and consulting fees.

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●	Loss from operations for the six months ended June 30, 2023 decreased to $(2,476,653), as compared to $(4,331,626) for the six months ended June 30, 2022, a reduction of $1,854,973 or 42.8%.

●	Basic and diluted net loss for the six months ended June 30, 2023 was $(0.50) per share, as compared to basic and diluted net loss of $(1.63) per share for the six months ended June 30, 2022, based on 1,267,340 weighted average common shares outstanding in 2023 and 1,009,243 weighted average common shares outstanding in 2022.

●	Cash used in operations for the six months ended June 30, 2023 was $2,285,712, as compared to $4,800,765 for the six months ended June 30, 2022.

●	As of June 30, 2023, the Company had unrestricted cash and cash equivalents of $8,365,987 and net working capital (excluding the current portion of the warrant derivative liability) of $11,993,202.

Additional significant events that occurred during the three months and six months ended June 30, 2023 and subsequently included the following:

●	Alantra LLC was retained as the Company’s exclusive financial advisor to implement a strategic review to solicit and evaluate alternatives to maximize stockholder value in the near-term, which review is on-going.

●	Jan Hall was appointed President and CEO, effective June 19, 2023, replacing Bret Scholtes.

●	Katie Cox was appointed as Chief Accounting Officer, effective July 25, 2023, replacing Jeffrey Benjamin.

Jan Hall, Guardion’s recently-appointed President and Chief Executive Officer, commented, “I am truly excited to be able to join the Guardion team as its President and Chief Executive Officer. Based on my initial review, I believe that the Viactiv business has the potential to grow by focusing on powerful brand messaging with science-based claims that rank highest for shoppers’ purchase intent. We believe that we can deliver this messaging with an emotional hook that connects with the values, needs and aspirations of our target consumers. We recently implemented a Bold Age advertising campaign for the Viactiv calcium chews that has already seen positive results, as compared with industry metrics and prior Viactiv campaigns. As we learn more from in-market performance, we will continue to refine and optimize the creative aspects of our marketing campaigns. Effective advertising, combined with targeted marketing initiatives, product innovations in existing and new product segments, plus expanded retail and online distribution, will be the engine of future growth to make Viactiv a broad-based destination health and wellness brand with a foundation in clinically supported efficacy.”

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“We have seen the initial results of management’s continuing efforts to improve operating performance during the first half of 2023, reflected in improved operating margins in the second quarter of 2023 and a reduced cash burn. The focus on efficiency will be ongoing in the second half of the year.”

“We continue to believe that the Company remains undervalued in the public market, specifically with regard to the clinical nutrition platform and the brand that we are building. Our work with Alantra, LLC (“Alantra”), our exclusive financial advisor, is underway as we conduct our strategic review to solicit and evaluate alternatives to maximize stockholder value in the near-term, which could range from a sale of the Company, sale of the Viactiv brand, merger, asset acquisition, reverse acquisition, or other potential strategic transaction. As this process evolves, we anticipate providing updates to our stockholders as developments warrant.”

“In the meantime, we believe our market position and the extendability of the Viactiv brand, combined with our current operating business strategy, provide us with a viable platform from which to leverage our resources to continue our efforts to grow operations, improve financial performance and maximize stockholder value,” concluded Ms. Hall.

Financial Results

Additional information with respect to the Company’s business, operations and financial condition as of and for the three months and six months ended June 30, 2023 is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI), is a clinical nutrition company that offers a portfolio of science-based, clinically supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients. Information and risk factors with respect to Guardion and its business may be obtained in the Company’s filings with the SEC at www.sec.gov.

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Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to fund its business plan, the impact of the Company’s exploration of strategic alternatives, any replacement and integration of new management team members, the implementation of new financial, management, accounting and business software systems, the identification and integration of possible acquisition targets and suitors, the impact of the Covid-19 pandemic, supply chain disruptions, inflation and a potential recession on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements.

Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

516-222-2560

scotta@coreir.com

Media Relations Contact:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

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